UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 9, 2007

                            Industrial Minerals, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


       000-30651                                              11-3763974
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(Commission File Number)                                   (I.R.S. Employer
                                                           Identification No.)

          2500 One Dundas Street West, Toronto, Ontario, Canada M5G 1Z3
       ------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (416) 979-4621


                  ---------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))



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Item 3.02    Unregistered Sales of Equity Securities.

On July 9, 2007, the Company closed two private placements. The first was a sale to a single investor of 910,000 units at $0.10 per unit. Each Unit consisting of one share of common stock and one common stock purchase warrant entitling the owner to acquire an additional share of common stock at $0.10 per share on or before April 3, 2009. The second placement was a sale to a single investor of 250,000 units at $0.05 per unit. Each Unit consisting of one share of common stock and one common stock purchase warrant entitling the owner to acquire an additional share of common stock at $0.05 per share on or before April 3, 2008. The shares contained in the units represent approximately 8% of the prior outstanding shares.

With respect to the unregistered sales made, the Company relied on Section 4(2) of the Securities Act of 1933, as amended and Regulation S. No advertising or general solicitation was employed in offering the securities. The securities were offered to sophisticated investors who were provided all of the current public information available on the Company.


Item 5.02     Departure of Directors or Principal Officers: Election Of
              Directors: Appointment Of Principal Officers.

On July 9, 2007, Dick Van Wyck resigned as president and chief executive officer of the registrant. At the time of his resignation, Mr. Van Wyck had no disagreement with the registrant on any matter relating to the registrant's operations, policies or practices. The registrant has provided Mr. Van Wyck with a copy of this current report prior to the filing thereof and informed him that he had the opportunity to provide the registrant with correspondence stating whether he agrees or disagrees with the disclosure contained in this current report which the registrant would also file such correspondence as an exhibit to this current report or an amendment thereto. The written communication received from Mr. Van Wyck is an exhibit to this current report on Form 8-K.

On July 9, 2007, the registrant's board of directors appointed Mr. David J. Wodar as president and chief executive officer, Mr. Paul K. Cooper as chief operating officer and Mr. W. Scott Old as Vice President of Sales and Marketing. Mr. Wodar was awarded a salary of $170,000 per annum, Mr. Cooper was awarded a salary of $135,000 per annum and Mr. Old was awarded a salary of $120,000 per annum. There is no other arrangement with any other person with respect to the appointment of these officers of the registrant.

President & Chief Executive Officer - David J. Wodar, age 42, is a private business consultant and an entrepreneur from Toronto Ontario, and a graduate in 1989 from The University of Western Ontario, in London Ontario, with a B.A. in Economics. Mr. Wodar joined Industrial Minerals, Inc. on April 3rd this year as V.P. Corporate Communications. Mr. Wodar has started and operated various businesses since graduation and over the past 11 years has operated his own Consulting Business, Vantage Point Capital specializing in Marketing, and Communications for both private and public entities. His organizational skills, strategic planning and experience in public markets has been applied most recently, where he was Direction of Operations of a marketing firm in Toronto.



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Chief Operating Officer - Paul K. Cooper - as COO Paul brings 30 years of experience in plant and project management, strategic and market planning, and operational analysis to Industrial Minerals, Inc. His career began after completing a degree in Chemical Engineering at the University of Western Ontario. He then worked for eight years in process and plant engineering at Algoma Steel, Canada's third largest steel company. Following this he worked for more than twelve years as a partner in a private investment firm that provided asset based lending to dozens of small and medium sized businesses. In 2001, after completing an Ivey MBA in strategic planning and marketing at Western, Paul assumed the role of President in the successful financial and operational turnaround of CDPlus, a large Canadian retail operation with 90 stores and 450 people. Following this, he took on a second successful turnaround and startup of Glass Recycling Technologies, overseeing the complete design, construction and startup of 40,000 ton per year glass recycling facility in Jacksonville , Florida. As COO, Paul's challenge will be to organize and execute the registrant's business and graphite marketing strategies, and oversee the Bissett Creek plant design, construction and startup.

Vice President of Sales and Marketing - W. Scott Old graduated in 1981 from Sheridan College's Business and Marketing programs in Oakville, Ontario. Since that time, Scott has moved steadily upwards through various positions in the manufacturing sector, primarily the packaged goods business including Senior Sales and Management positions. Mr. Old was with Strategic and Incremental Inc., as Director of Sales for five years and recently with Ogilvie Rothchild as V.P. Business Development for two years. Mr. Old acquired a strong entrepreneurial flair that will be important to Industrial Mineral's development and growth. As VP, Marketing for IMI, Scott's role will include developing clear marketing and sales strategies that fully reflect the needs of customers and leverage the Company's production and refining capabilities.


Item 9.01 Financial Statements and Exhibits.

d)   Exhibits

     17.6    Resignation Letter of Dick Van Wyck dated July 9, 2007


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    INDUSTRIAL MINERALS, INC.

                                          (Registrant)

                                    Dated: July 11, 2007

                                    /s/ Robert Dinning
                                    ------------------
                                    Robert Dinning, Chief Financial Officer
                                    & Director


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